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                                                                   EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our written tax opinion regarding the federal income tax consequences of the Merger to the Board of Directors and Shareholders of Grey Wolf Drilling Company and the Board of Directors of DI Industries, Inc., included as an exhibit to this registration statement and to all other references to our opinion included in or made a part of this registration statement.





                                                ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April    , 1997